CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #832 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated December 29, 2021 on the financial statements and financial highlights of Otter Creek Long/Short Opportunity Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                        /s/    TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 25, 2022